NEWS RELEASE
FOR RELEASE ON OR AFTER: April 15, 2010
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
John M. Perino Vice President, Investor Relations 608-361-7501

REGAL BELOIT ANNOUNCES EXECUTIVE MANAGEMENT CHANGE

April 15, 2010 (Beloit, WI):  Regal Beloit Corporation (NYSE:RBC) announced that Chief Financial Officer David A. Barta will be leaving the Company effective May 14, 2010 to assume a similar role at another manufacturing company outside of the Company’s industry.  Regal Beloit will immediately begin a search for a new Chief Financial Officer.

“David has made many contributions to our company and the community over the last six years,” said Henry W. Knueppel, Chairman and Chief Executive Officer.  ”On behalf of the Board, management, and employees of our company, I want to express our appreciation and wish David the best in his future endeavors.”

“We are fortunate to have a first-rate finance team in place that will provide for the seamless operation of our department until we find a successor to David, and we are pleased that David will be available to ensure a smooth transition,” Mr. Knueppel concluded.

Regal Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world.  Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia.  Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

# # #

Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8808 ● Fax: 608-364-8818
Website: www.regalbeloit.com